THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE 2, 2020, AMONG THE PAYEE (AS DEFINED BELOW), RCM TECHNOLOGIES, INC., A NEVADA CORPORATION, AND CITIZENS BANK, N.A.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  NEITHER THIS NOTE, NOR ANY PORTION THEREOF, NOR ANY INTEREST THEREIN, MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE LAWS.

9.00% SUBORDINATED NOTE
U.S. $2,229,766.80	JUNE 2, 2020
FOR VALUE RECEIVED, and intending to be legally bound, RCM Technologies, Inc., a Nevada corporation (the “Maker”), on this ___ day of June, 2020, hereby promises to pay, in lawful money of the United States of America, which shall be legal tender for payment of public and private debts, to the order of IRS Partners No. 19, L.P. (the “Payee”), at the address of c/o Harvest Financial Corporation, 1600 Benedum-Trees Bldg., 223 Fourth Ave., Pittsburgh, PA 15222, or at such other place as the Payee shall from time to time designate in writing, the principal amount of TWO MILLION TWO HUNDRED TWENTY-NINE THOUSAND SEVEN HUNDRED SIXTY-SIX DOLLARS AND EIGHTY CENTS ($2,229,766.80) in accordance with the terms contained in this 9.00% Subordinated Note (this “Note”), the Subordination Agreement and that certain Stock Purchase Agreement dated as of the date hereof, by and among the Maker, the other Purchasers named therein and the Selling Stockholders named therein (the “Purchase Agreement”). In addition, the Maker hereby agrees to pay interest on the unpaid principal balance of this Note from September 1, 2020 until paid at the annual rate of 9.00% (the “Interest Rate”), compounded annually, calculated on the basis of a 360-day year consisting of twelve 30-day months in accordance with the terms set forth below in this Note.  Each holder of this Note, by its acceptance hereof, irrevocably agrees to be bound by the terms set forth herein.

1. Scheduled Payments.  Subject to the provisions of the Subordination Agreement, the Maker shall pay interest quarterly in arrears commencing on September 1, 2020 and continuing on each December 1, March 1, June 1 and September 1 thereafter.  Subject to the provisions of the Subordination Agreement, the Maker shall pay the principal amount of this Note on or before August 10, 2023 (the “Maturity Date”). To the extent permitted by the Subordination Agreement, the outstanding principal amount of this Note may be prepaid, in whole or in part, at any time and without penalty or premium.
2. Default.  The Maker shall be in default hereunder upon the occurrence of any of the following events (each an “Event of Default”): (a) if the Maker fails to pay the unpaid principal amount of this Note on the Maturity Date and such failure continues for at least five days after notice of the failure; (b) if any written representation or warranty now or hereafter made by the Maker in connection with the debt evidenced by this Note is false or incorrect in any material respect and is not cured within 30 days of written notice thereof; (c) if the Maker shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended (the “Federal Bankruptcy Code”), or any successor statute, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Maker in any involuntary case under such Federal Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or (d) if a proceeding or case shall be commenced against the Maker in any court of competent jurisdiction for (i) the winding up, or composition or readjustment of debts, of the Maker, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Maker or of all or any substantial part of its assets, or (iii) similar relief in respect of the Maker under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days, or an order for relief against the Maker shall be entered in an involuntary case under such Federal Bankruptcy Code.
3. Remedies.
(a) Upon the occurrence of an Event of Default that shall be continuing, the balance of principal of and all accrued interest upon this Note shall become immediately due and payable (i) without any action or notice of any kind on the part of the Payee in the case of the occurrence of an Event of Default described in paragraphs (c) or (d) of Section 2 above; or (ii) in the case of other Events of Default, only upon declaration of such default by the Payee.
(b) The rights, powers and remedies provided herein in favor of the Payee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Payee existing at law or in equity, including all of the rights, powers and remedies available to a creditor under the Uniform Commercial Code as in effect in the State of Nevada or any other appropriate jurisdiction, and may be exercised concurrently, independently or successively by the Payee in its discretion.
(c) The Maker shall pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the Payee with respect to any default by the Maker hereunder.  Such amounts, until paid by the Maker, shall be added to the principal hereof and bear interest at the Interest Rate.
4. Transfer. Neither this Note nor the right to receive payments hereunder may be transferred, assigned, pledged, hypothecated or otherwise encumbered, nor may any interest be granted herein or therein  without the prior written consent of the Maker.
5. Waivers; Amendments.  No delay on the part of the Payee in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right.  The Payee shall not be deemed by any act or omission to have waived any such right or remedy or any default by the Maker hereunder unless such waiver is in writing, and then only to the extent specifically set forth in the writing.  Any such waiver shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy with respect to any other default by the Maker.  None of the terms and conditions of this Note may be amended, modified or waived, except in a writing properly delivered by the parties hereto; provided, that no such amendment, modification or waiver shall be effective to reduce the principal and/or interest payable on this Note, or to alter or amend the consent mechanism provided for under this Section 5, without the consent of the Payee.

6. Notices.  All notices, requests, demands, directions, declarations and other communications provided for herein shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) (i) three days after notice shall be deposited with the United States Post Office, by registered or certified mail, postage prepaid, or (ii) one day after notice shall be sent if sent for next day delivery via a U.S. nationally recognized overnight courier service, in either case addressed to the party to be notified, which shall be (A) if to the Maker, at the address specified for such party on the signature page hereof, and (B) if to the Payee at the address designated for payments hereunder from time to time, which unless otherwise indicated shall be deemed to be the address set forth on Schedule A to the Purchase Agreement, or (c) upon transmission, when sent by electronic mail to the electronic mail address of the party to be notified, which shall be (A) if to the Maker, at the electronic mail address specified for such party on the signature page hereof, and (B) if to the Payee, at the electronic mail address of such Payee, which unless otherwise indicated shall be deemed to be the electronic mail address set forth on Schedule A to the Purchase Agreement. Any party may change its address or electronic mail address for notice purposes by giving advance notice hereunder to the other party in accordance with this Section 6.
7. Governing Law; Consent to Jurisdiction, etc. This Note shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to its provisions concerning choice of laws or choice of forum.  Each of the Maker and the Payee hereby irrevocably submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New Jersey and agree and consent that service of process may be made upon them in any legal proceedings relating hereto by any means allowed under state or federal law.
8. Certain Waivers; Integration, etc.
(a) The Maker waives presentment for payment, demand, notice of nonpayment, notice of protest, protest and notice of dishonor of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.
(b) This instrument, together with the Purchase Agreement, states the entire agreement of the parties concerning the subject matter hereof, and it is acknowledged that there are no customs, usages, representations, or assurances referring to the subject matter, and no inducements leading to the execution or delivery hereof, other than those expressed herein and in the Purchase Agreement.
9. Loss; Theft.  Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Maker will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 9 shall be dated as of the date of this Note.

10. Miscellaneous.  This Note shall bind and inure to the benefit of the Maker and the Payee and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, except that the Maker shall not have the right to assign any of the Maker’s rights hereunder or interests herein without the written consent of the Payee.  No persons other than the Maker and the Payee and the respective permitted assignees of the Payee are intended to be benefited hereby or shall have any rights hereunder, as third‑party beneficiaries or otherwise.  This Note may not be pledged, sold, hypothecated, assigned, sold, transferred or otherwise disposed, nor may the Payee grant any security or other interest in, or otherwise encumber this Note, without the prior written consent of the Maker.  The Maker acknowledges that this Note and the obligations of the Maker hereunder have constituted, and were intended by the Maker to constitute, a material inducement to the Payee to enter into this Note and make the loan contemplated hereby, knowing that the Payee will rely upon the terms of this Note.  The Maker intends to be legally bound hereby.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Note or the validity or enforceability of such provision in any other jurisdiction.  The term “Payee” shall apply equally to the initial Payee specified above and to any holder to which this Note is assigned properly.  The term “including” shall have the inclusive meaning frequently identified with the phrase “including without limitation.”
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[SIGNATURE PAGE TO SUBORDINATED NOTE]
IN WITNESS WHEREOF, the Maker has executed this Note, or has caused the same to be executed in its name, intending to be legally bound as of the day and year first written above.

MAKER:

RCM TECHNOLOGIES, INC.

By:           /s/ Kevin D. Miller
Name:      Kevin D. Miller
Title:        Chief Financial Officer

Address:    2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109

Attention: Chief Financial Officer

E-mail Address: kevin.miller@rcmt.com